Exhibit 15.1

December 15, 2023

The Board of Managers of Eastern Energy Gas Holdings, LLC

Glen Allen, VA

We are aware that our reports dated May 5, 2023, August 4, 2023 and November 3, 2023, on our review of interim consolidated financial information of Eastern Energy Gas Holdings, LLC appearing in Eastern Energy Gas Holdings, LLC’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, respectively, are incorporated by reference in this Registration Statement.

/s/ Deloitte & Touche LLP

Richmond, Virginia